As filed with the Securities and Exchange Commission on May 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2201716
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26 North Cedar Street

Lititz, Pennsylvania 17543

(717) 626-4721

(Address and Zip Code of Principal Executive Offices)

2011 SUSQUEHANNA BANCSHARES, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

William J. Reuter

Chairman and Chief Executive Officer

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, Pennsylvania 17543

(717) 626-4721

(Name, Address, Zip Code and Telephone Number of Agent for Service)

Copies to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $2.00 par value	1,000,000	$8.61	$8,610,000	$999.62

(1)	This registration statement (the “Registration Statement”) covers shares of common stock, $2.00 par value per share, of Susquehanna Bancshares, Inc. (“Common Stock”), which are issuable pursuant to the 2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan (the “Plan”).
(2)	Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of high and low prices for the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 17, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), will furnish, without charge, to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Company will also furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees of the Registrant under Rule 428(b). Requests should be directed to: Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543; Attention: Abram Koser, telephone number (717) 625-6305.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Company, filed with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 28, 2011;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 5, 2011;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 14, 2011, January 19, 2011, January 27, 2011, March 2, 2011 and May 10, 2011 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into the Registration Statement); and

(d)	The description of the Common Stock of the Company set forth in the Current Report on Form 8-K filed on February 19, 2008, including any other amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration

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Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”) provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of the Company’s Amended and Restated By-laws provides indemnification of directors, officer and other agents of the Company and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, the Company has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Article XIV of the Company’s Amended and Restated By-laws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Company’s directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in the Amended and Restated By-laws, which mirrors Sections 1741 and 1742 of the BCL.

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As authorized by Section 1747 of the BCL and Article XIV of the Amended and Restated By-laws, the Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

With respect to possible indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act of 1933, as amended, pursuant to such provisions, the Company is aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	2010 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan (incorporated by reference to Annex D to the Company’s Amendment No. 1. to Registration Statement on Form S-4 filed with the Commission on March 18, 2011)

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature pages hereto)

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lititz, Commonwealth of Pennsylvania, on this 18th day of May 2011.

SUSQUEHANNA BANCSHARES, INC.

/s/ William J. Reuter
William J. Reuter
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person in so signing also makes, constitutes and appoints William J. Reuter, Chairman of the Board of Directors and Chief Executive Officer of Susquehanna Bancshares, Inc., and Drew K. Hostetter, Executive Vice President, Treasurer and Chief Financial Officer of Susquehanna Bancshares, Inc., and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Reuter William J. Reuter	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	May 18, 2011

/s/ Drew K. Hostetter Drew K. Hostetter	Executive Vice President, Treasurer and Chief Financial Officer (principal financial and accounting officer)	May 18, 2011

/s/ Anthony J. Agnone, Sr. Anthony J. Agnone, Sr.	Director	May 18, 2011

/s/ Wayne E. Alter, Jr. Wayne E. Alter, Jr.	Director	May 18, 2011

Signature	Title	Date

/s/ Peter DeSoto Peter DeSoto	Director	May 18, 2011

/s/ Eddie L. Dunklebarger Eddie L. Dunklebarger	Director	May 18, 2011

/s/ Henry R. Gibbel Henry R. Gibbel	Director	May 18, 2011

/s/ Bruce A. Hepburn Bruce A. Hepburn	Director	May 18, 2011

/s/ Donald L. Hoffman Donald L. Hoffman	Director	May 18, 2011

/s/ Sara G. Kirkland Sara G. Kirkland	Director	May 18, 2011

/s/ Guy W. Miller, Jr. Guy W. Miller, Jr.	Director	May 18, 2011

/s/ Michael A. Morello Michael A. Morello	Director	May 18, 2011

/s/ Scott J. Newkam Scott J. Newkam	Director	May 18, 2011

/s/ E. Susan Piersol E. Susan Piersol	Director	May 18, 2011

Signature	Title	Date

/s/ Christine Sears Christine Sears	Director	May 18, 2011

/s/ James A. Ulsh James A. Ulsh	Director	May 18, 2011

/s/ Roger V. Wiest Roger V. Wiest	Director	May 18, 2011

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	2010 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan (incorporated by reference to Annex D to the Company’s Amendment No. 1. to Registration Statement on Form S-4 filed with the Commission on March 18, 2011))

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature pages hereto)